                                                                     EXHIBIT 4.2


                     Superior Financial Corp. 401(k) Plan

                           SUMMARY PLAN DESCRIPTION





                                 April 1, 1998

SUMMARY PLAN DESCRIPTION
------------------------

TABLE OF CONTENTS
-----------------

                                                                     PAGE
                                                                     ----
I.       INTRODUCTION                                                  1

II.      PLAN DATA                                                     1
         ---------
         Agent For Service Of Legal Process                            1
         Effective Date                                                1
         Employer                                                      1
         Plan Administrator                                            1
         Plan Year                                                     1
         Trustee                                                       1
         Type of Administration                                        1
         Type of Plan                                                  1

III.     DEFINITIONS
         -----------
         Allocation Date(s)                                            2
         Break in Service                                              2
         Compensation                                                  2
         Disability                                                    2
         Effective Date                                                2
         Elective Deferral                                             2
         Entry Date                                                    2
         Family Member                                                 2
         Highly Compensated Employee                                   3
         Hour of Service                                               3
         Maternity/Paternity Leave                                     3
         Normal Retirement Age                                         3
         Spouse                                                        3
         Year of Service                                               4

IV.      ELIGIBILITY REQUIREMENTS AND PARTICIPATION                    4
         ------------------------------------------

V.       EMPLOYEE CONTRIBUTIONS                                        5
         ----------------------
         Elective Deferrals                                            5

VI.      EMPLOYER CONTRIBUTION                                              5
         ---------------------
         Contribution Formula                                               5
         Eligibility For Allocation                                         6

VII.     GOVERNMENT REGULATION                                              6

VIII.    PARTICIPANT ACCOUNTS                                               7

IX.      VESTING                                                            7
         -------
         Determining Vested Benefit                                         7
         Payment Of Vested Benefit                                          8
         Loss of Benefits                                                   8
         Timing of Forfeitures                                              8
         Reemployment                                                       8

X.       TOP-HEAVY RULES                                                    9
         ---------------

XI.      RETIREMENT BENEFITS AND DISTRIBUTIONS                              10
         -------------------------------------
         Retirement Benefits                                                10
         Distributions During Employment                                    10
         Hardship Withdrawals                                               10
         Beneficiary                                                        11
         Death Benefits                                                     11
         Form of Payment                                                    11
         Rollover of Payment                                                11
         Time Of Payment                                                    12

XII.     INVESTMENTS                                                        12
         -----------
         Alternative Investments/Investment Direction Under A Trust Fund    12
         Investment Responsibility                                          13
         Employee Investment Direction                                      13

XIII.    ADMINISTRATION                                                     13
         --------------
         Plan Administrator                                                 13
         Trustee                                                            14
         Recordkeeper                                                       14

XIV.     AMENDMENT AND TERMINATION                                          14
         -------------------------

XV.  LEGAL PROVISIONS                                                     15
     ----------------
     Rights Of Participants                                               15
     Fiduciary Responsibility                                             15
     Employment Rights                                                    16
     Benefit Insurance                                                    16
     Claims Procedure                                                     16
     Assignment                                                           16
     Questions                                                            16
     Conflicts With Plan                                                  17


I    INTRODUCTION
     ------------

     Your Employer has established a retirement plan to help supplement your retirement income. Under the program, the Employer makes contributions to a Trust Fund which will pay you a benefit at retirement. Details about how the Plan works are contained in this summary. While the summary describes the principal provisions of the Plan, it does not include every limitation or detail. If there is a discrepancy between this booklet and the official Plan document, the Plan document shall govern. You may obtain a copy of the Plan document from the Plan Administrator. The Plan Administrator may charge a reasonable fee for providing you with the copy.

II   PLAN DATA
     ---------

     A.   Agent For Service Of Legal Process: The Employer or the
          Trustee

     B.   Effective Date:          April 1, 1998

     C.   Employer:
          Address:                 Superior Financial Corp.
                                   5000 Rogers Avenue

                                   Fort Smith, AR 72903
          Telephone No.:           (501) 484-4280
          Tax I.D. No.:            51-0379417
          Plan No.:                001

     D. Plan Administrator: The Employer is the Plan Administrator. The Employer has designated the following individual(s) to serve as correspondent:

          Rick D. Gardner

     E. Plan Year: The 12-month period beginning on January 1 and ending on December 31. A short Plan Year shall begin on April 1, 1998 and end on December 31, 1998. Thereafter, the Plan year shall be the 12-month period ending on December 31.

     F.   Trustee:                 Capital Guardian Trust Company
          Address:                 P.O. Box 2226
                                   Brea, CA 92622-2226
          Telephone No.:           (714) 671-7000

     G.   Type of Administration:   Trust Fund

     H.   Type of Plan:   Cash or Deferred Profit-Sharing Plan


III  DEFINITIONS
     -----------

     A. Allocation Date(s). The date(s) on which a Participant's account is adjusted to reflect increases and decreases in the value. This Plan will use monthly Allocation Dates.

     B. Break In Service. A Plan Year during which you are not credited with or are not paid for more than 500 hours. If you go into the military service of the United States, you are not considered terminated as long as you return to work within the time required by law. If you separate from employment and incur a Break in Service, all contributions to your various accounts are suspended. [See special rules relating to maternity and paternity leave below. Also, see Section VI(B) to determine your eligibility to share in the Employer's Contribution if you separate from employment, but do not incur a Break in Service.] If a Break in Service occurs and you return to full time employment with the Employer, your rights are explained in the section entitled "Vesting".

     C. Compensation. Your total salary, pay, or earned income from the Employer, as reflected on tax Form W-2, which is subject to withholding when earned. Compensation will include amounts received by you during the Plan Year. Compensation shall be limited to Compensation earned while a Participant.

          Compensation shall include amounts deferred under 401(k) plans and
          Section 125 cafeteria plans. Compensation shall be limited to $150,000 as adjusted for inflation (for example, in 1998, the annual limit was $160,000).

     D. Disability. A potentially permanent illness or injury, as certified to by a physician who is approved by the Employer, which prevents you from engaging in work for which you are qualified for a period of at least 12 months.

     E. Effective Date. The date on which the Plan starts or an amendment is effective.

     F. Elective Deferral. Employer contributions made to the Plan at your election, instead of being given to you in cash as part of your salary. You can elect to defer a portion of your salary, instead of receiving it in cash, and your Employer will contribute it to the Plan on your behalf.

     G.   Entry Date.  The date on which you enter the Plan.  Your

          Entry Date will be the earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which you satisfy the eligibility requirements.

     H. Family Member. The Spouse or lineal ascendant or descendant (or Spouse thereof) of either a more than 5% owner of the Employer or one of the ten highest compensated Highly Compensated Employees of the Employer.

     I. Highly Compensated Employee. Any Employee who during the current or prior Plan Year (1) was a more than 5% owner, (2) received more than $75,000 in Compensation, as adjusted for inflation (3) received more than $50,000 in Compensation, as adjusted for inflation, and was in the top 20% of Employees when ranked by Compensation, or (4) was an officer receiving more than $45,000 in Compensation as adjusted for inflation. Family Members of any 5% owner, or Highly Compensated Employee in the group of the ten Employees with the greatest Compensation, will be combined as if they were one person for purposes of Compensation and contributions. If you are not currently or never were Highly Compensated, or a Family Member of a Highly Compensated Employee, you are a non-Highly Compensated Employee.

     I. Hour Of Service. You will receive credit for each hour you are (1) paid for being on your job, (2) paid even if you are not at work (vacation, sickness, leave of absence, or Disability), or (3) paid for back pay if hours were not already counted. A maximum of 501 hours will be credited in any year for periods during which you are not at work but are paid. Hours of Service will be calculated based on actual hours. For employees of Superior Federal Bank, FSB, Hours of Service with Nationsbank earned through March 31, 1998 are included for eligibility and vesting in this Plan.

     J. Maternity/Paternity Leave. You may be eligible for additional Hours of Service if you leave employment, even if temporarily, due to childbirth or adoption. If this is the case, you will be credited with enough hours (up to 501) of service to prevent a Break in Service, either in the year you leave employment or the following year. For example, if you have 750 Hours of Service in the year that your child is born, you would not get any more hours credited for that Plan Year since you do have a Break in Service. Therefore, if you do not return to employment the following year, you will get 501 Hours of Service so you will not have a Break in Service in that year. Alternatively, if you do return the following year, but work only 300 hours, you will receive an additional 201 hours in order to prevent a break. These Hours of Service for maternity or paternity leave must all be used in one Plan Year. They are used only to prevent a Break in Service and not for calculating your Years of Service for eligibility, vesting or benefits.

     L.   Normal Retirement Age.  The attainment of age 65.

     M. Spouse. The person to whom you are or were legally married, or your common law spouse if common law marriage is recognized by the state in which you live. In order for your Spouse to receive a benefit under this Plan, he or she may not predecease you. A former spouse may be treated as a "Spouse" under this definition if recognized as such under a Qualified Domestic Relations Order as explained at Section XV(F) of this Summary Plan Description.

     N.   Year of Service.

          Eligibility:
          ------------

          For purposes of determining your eligibility to participate in the Plan, a Year of Service is a 12-consecutive month period beginning on your date of hire during which you are credited with at least 1,000 Hours of Service.

          Contribution:
          -------------

          For purposes of determining whether or not you are entitled to have a contribution allocated to your account, a Year of Service is a 12-consecutive month period, which is the same as the Plan Year, during which you are credited with at least 501 Hours of Service.

          Vesting:
          --------

          For purposes of determining the extent to which you are vested in your account balance, a Year of Service is a 12-consecutive month period, which is the same as the Plan Year, during which you are credited with 1,000 Hours of Service.

IV.  ELIGIBILITY REQUIREMENTS AND PARTICIPATION
     ------------------------------------------

          Age Requirement

          You are required to attain age 21 in order to be eligible for Plan participation.

          Service Requirement

          You are eligible to participate in this Plan upon completing one Year of Service. You are considered to have completed 1 Year of Service for purposes of eligibility on the anniversary of your first day of employment, provided that you worked at least 1,000 hours during that 12-month period. The second and subsequent measuring periods, if applicable, shall be the Plan Year.

          Additional Requirements

          The plan will not cover Employees covered by a collective bargaining agreement or Employees who are non-resident aliens who receive no U.S. earned income from the Employer.

          Your participation in the Plan will begin on the Entry Date defined at
          Section III.  If you are employed on the Plan's

          Effective Date, you do have to satisfy the eligibility requirements specified above to enter the Plan on the Effective Date.

V    EMPLOYEE CONTRIBUTIONS
     ----------------------

     A.   Elective Deferrals

          As an eligible Employee, you may authorize the Employer to withhold from 1% up to 15% of your Compensation, not to exceed $7,000 as adjusted for inflation (for example, in 1998, the annual limit was $10,000), and to deposit such amount in the Plan Trust Fund. I you participate in a similar plan of an unrelated employer and your Elective Deferrals under this Plan and the other plan exceed the $7,000 limit for a given year, you must designate one of the Plans as receiving an excess amount. If you choose this Plan as the one receiving the excess, you must notify the Plan Administrator by March 1 of the following year so that the excess and any income thereon may be returned to you by April 15. You may increase, decrease, or terminate your Elective Deferral percentage on the first day of each month.

          If you stop your contributions, you may not start deferring again for a period of 1 month. The Employer may also reduce or terminate your contributions if required to maintain the Plan's qualified status.

VI   EMPLOYER CONTRIBUTIONS
     ----------------------

     A.   Contribution Formula

          Elective Deferrals:
          ------------------

          The Employer will contribute all Compensation which you elect to defer to the Plan within the limit outlined in Section V(A).

          Matching Contributions:
          ----------------------

          The Employer may make a Matching Contribution to each Participant based on his or her Elective Deferrals in a percentage set by the Employer prior to the end of each Plan Year. The Employer shall not match your Elective Deferrals that are in excess of 6% of your Compensation.

          The time period which will be used for determining the amount of Matching Contributions owed shall be annually.

          The Employer has the right to designate all or a portion of the Matching Contributions as "Qualified". To the extent Matching Contributions are so designated, they are nonforfeitable and may not be withdrawn from the Plan prior to separation from Service or attainment of age 59 1/2 .

          Employer Matching Contributions will only be made on Elective Deferrals made to the Plan.


          Qualified Non-Elective Contributions:
          ------------------------------------

          The Employer may also contribute an additional amount determined in its sole judgement. This additional contribution, if any, will be allocated to only non-Highly Compensated Participants, in proportion to each eligible Employee's Compensation as a ratio of all eligible Employees' Compensation. These Contributions will be nonforteitable and subject to withdrawal restrictions.

     B.   Eligibility For Allocation

          For plan years beginning in 1993 and thereafter, Employer-related contribution, except Matching Contributions, will be allocated among all Participants who are employed at the end of the Plan Year, without regard to the number of Hours of Service completed. The Employer shall also make a contribution for each Participant who separated from employment during the Plan Year as long as the Participant completed more than 500 Hours of Service during that Plan Year. The employer shall allocate a contribution for each Participant who separated from employment during the Plan Year without accruing the necessary 501 Hours of Service, if the Participant terminated as a result of:

          .    retirement.
          .    Disability.
          .    death.

          Matching contributions will be allocated to each Participant without regard to whether he or she is employed on the last day of the Plan Year and without regard to his or her Hours of Service.

VII   GOVERNMENT REGULATIONS
      ----------------------

          The federal government sets certain limitations on the level of contributions which may be made to a Plan such as this. There is also a "percentage" limitation which means that the percentage of Compensation which you may contribute (both Elective Deferrals and, if applicable, Voluntary Contributions) depends on the average percentage of Compensation that the other Participants are contributing. Simply stated, all Participants are divided into 2 categories: Highly Compensated and non-Highly Compensated. The average contribution for each group are calculated and compared. If a Highly Compensated Participant is contributing more than he or she is allowed, the excess plus or minus any gain or loss will be returned. Keep in mind that if you are a 5% owner of the business or one of the ten highest paid Highly Compensated employees, you will be combined with your Family Members for the purpose of calculating such percentages.

VIII  PARTICIPANT ACCOUNTS
      --------------------

      The Employer will set up a recordkeeping account in your name to show the value of your retirement benefit. The Employer will make the following additions to your account:

      A. your allocated share of the Employer's Contribution (including your Elective Deferrals), and

      B. your share of investment earnings and appreciation in the value of investments.

      The Employer will make the following subtractions from your account:

      C.  any withdrawals or distributions made to you, and

      D. your share of investment losses and depreciation in the value of investments.

      E. your share of administrative fees and expenses paid out of the Plan, if applicable.

      The Employer will value your account daily and will provide you with a statement of account activity at least once annually.

IX    VESTING
      -------

      A.  Determining Vested Benefit

          Vesting refers to your earning or acquiring a nonforfeitable right to the full amount of your account. Any Elective Deferrals, Qualified Non-Elective Contributions, Qualified Matching Contributions, plus or minus any earnings or losses, are always 100% vested and cannot be forfeited for any reason. Any contribution not listed in the previous sentence, and the earnings or losses thereon, will vest in accordance with the following table:

                                Years of Service
                          --------------------------------
                              1      2       3       4
                              -      -       -       -
                             25%    50%     75%     100%

          You are considered to have completed 1 Year of Service for purposes of vesting upon the completion of 1,000 Hours of Service at any time during a Plan Year.

          You automatically become fully vested, regardless of the vesting table, upon attainment of Normal Retirement Age, upon retirement due to Disability, upon death, and upon termination of the Plan.

     B.   Payment of Vested Benefit

          If you separate from Service before your retirement, death or Disability, you may request early payment of your vested benefit by submitting a written request to the Plan Administrator. If your vested account balance at the time of termination or at the time of any prior distributions exceeds or exceeded $3,500, you may defer the payment of your benefit until April 1 of the calendar year following the calendar year during which you attain 70- 1/2. The Employer will immediately pay any vested benefit not in excess of $3,500. The portion of your account balance to which you are not vested, is called a "forfeiture" and remains in the Plan to reduce the Employer's Contribution for the year.

     C.   Loss of Benefits

          There are only two events which can cause loss of all or a portion of your account. One is termination of employment before you are 100% vested according to the vesting provisions described at IX(A) and the other is a decrease in the value of your account from investment losses or administrative expenses and other costs of maintaining the Plan.

     D.   Timing of Forfeitures

          Forfeitures will be applied to reduce the Employer's contribution at the end of the Plan Year during which you incur your fifth consecutive 1-year Breaks in Service, unless you receive a distribution of the vested portion of your account(s) prior to that period. In such a case, forfeitures will be applied to reduce the Employer's contribution at the end of the Plan Year following distribution.

     E.   Reemployment

          If you terminate service with your Employer, then later become reemployed, you will become a Participant as of the next Entry Date [see Section III] upon returning to employment. If you are not a member of an eligible class and later become a member of the eligible class, you shall participate immediately if you have satisfied the minimum age and service requirements. Should you become ineligible to participate because you are no longer a member of an eligible class, you shall participate upon your return to an eligible class. All years of prior Service will be counted when calculating your vested percentage in your new account balance. The following rules apply in connection with reemployed Participants.

          (a) Terminated Partially Vested Participants. If you terminate employment and receive payment of your partially vested interest and are reemployed prior to incurring five consecutive one-year Breaks in Service, you have the right to buy back the non vested portion of your account if it was forfeited. If your non vested balance was not forfeited it will still be part of your account and the buy back is not necessary. If a buy back is necessary to regain the forfeiture, you must redeposit the amount paid to you without interest within five years of your date of reemployment. If you do not repay the amount you received, the nonvested portion of your Employer account will be permanently forfeited.

               Whether you repay or not, your prior Service will count toward vesting service for future Employer contributions.

               For example, assume that you quit your job with your current Employer. At the time of termination you had completed four Years of Service and had accrued a total benefit of $10,000 under the retirement plan. Although this amount had been allocated to your account, you were only 40% vested in that amount when you left. You decided to take a distribution of your vested account balance (40% of $10,000, or $4,000) when you quit. The nonvested balance of your account ($6,000) was forfeited. Three years later, you became reemployed by the same Employer. Since you were reemployed within 5 years, you have the right to repay the $4,000 distribution you received when you quit. You would have to repay the $4,000 within 5 years of being rehired. If you do so, the nonvested portion of your account ($6,000) which was forfeited when you left will be restored to your account. After restoration, you will be vested in 40% of this account, but your vested percentage will increase based on your Years of Service after your reemployment. Your prior Service will always count
                                                                ------
               towards vesting of Employer Contributions which you will receive after reemployment, whether or not you decide to repay and restore your prior account.

          (b) Terminated Non-Vested Participants. If you were not vested in any portion of your Employer Contribution account prior to your separation from service and are reemployed before incurring five consecutive one-year Breaks in Service, you will be credited for vesting with all pre-break and post-break service. Your prior account balance will automatically be restored and will continue to vest in that account. If you are reemployed after incurring five consecutive one-year Breaks in Service, you will lose your prior account balance, but your pre-break Years of Service will count towards vesting, in your new account balance.

X    TOP-HEAVY RULES
     ---------------

     A "top-heavy" plan is one in which more than 60% of the contributions or benefits are attributable to certain "key employees", such as owners, officers and stockholders. The Plan Administrator is responsible for determining each year if the Plan is "top-heavy". If the Plan becomes top-heavy, special rules apply to the allocation of the Employer's contribution. These special rules require that all Participants receive an allocation of the Employer's contribution equal to 3% of Compensation, or if less, the greatest percentage allocated to the account of any key employee. All participants are entitled to receive a minimum allocation upon completing at least one Hour of Service in the top-heavy Plan Year provided they are employed on the last day of the Plan Year. The Employer's minimum contribution can be satisfied by another Employer sponsored retirement plan, if so elected by the Employer.

XI   RETIREMENT BENEFITS AND DISTRIBUTIONS
     -------------------------------------

     A.   Retirement Benefits

          The full value of your account balance is payable at your Normal Retirement Age, even if you continue to work, or you may defer payment until April 1 following the year you reach age 70- 1/2 . If you work beyond your Normal Retirement Age, you will continue to fully participate in the Plan.

     B.   Distributions During Employment

          Upon the attainment of age 59- 1/2, benefits attributable to Employer contributions, allocated to your account(s), are available for withdrawal.

          If applicable, benefits attributable to your Voluntary

     Contributions under the Plan plus any rollovers are available for withdrawal upon request to the Plan Administrator. Transfer Contributions may be withdrawn only if they originate from plans meeting certain safe harbor provisions.

C.   Hardship Withdrawals

     You may file a written request for a hardship withdrawal of the portion of your account balance attributable to Elective Deferrals and certain Employer Contributions to the extent vested. Earnings on Elective Deferrals up to the last day of the Plan Year prior to July 1, 1989 may be included in any hardship withdrawal, but earning on Elective Deferrals after that date may not be included. You must generally have your Spouse's written consent for a hardship withdrawal unless you are advised otherwise by the Plan Administrator. Prior to receiving a hardship distribution, you must take any other distribution and borrow the maximum non-taxable loan amount allowed under this and other plans of the Employer. Note, however, that if the effect of the loan would be to increase the amount of your financial need, you are not required to take the loan. For example, if you need funds to purchase a principal residence, and a plan loan would disqualify you from obtaining other necessary financing, you do not have to take the loan. Hardship withdrawals may be authorized by the Employer for the following reasons:

     (a) to assist you in purchasing a personal residence which is your primary place of residence (not including mortgage payments),

     (b) to assist you in paying tuition expenses for you, your Spouse, or your dependents, for the next twelve months of post-secondary education,

     (c) to assist you in paying certain expenses incurred or necessary on behalf of you, your Spouse, or your dependents for hospitalization, doctor or surgery expenses which are not covered by insurance, or

     (d) to prevent your eviction from or foreclosure on your principal residence.

     Any hardship distribution is limited to the amount needed to meet the financial need. Hardship withdrawals must be approved by the Employer and will be administered in a non-discriminatory manner. Such withdrawals will not affect your eligibility to continue to participate in Employer Contributions to the Plan. Your right to make Voluntary Contributions and Elective Deferrals will be suspended for twelve months. Any withdrawals you receive under these rules may not be recontributed to the Plan and may be subject to taxation, as well as an additional 10% penalty tax is the withdrawal is received before you reach age 59- 1/2. These payments shall also be subject to a mandatory 20% withholding for income tax purposes.

D.   Beneficiary

     Every Participant or former Participant with benefits may designate a person or persons who are to receive benefits under the Plan in the event of his or her death. The designation must be made on a form provided by and returned to the Plan Administrator. You may change your designation at any time. If you are married, your beneficiary will automatically be your Spouse. If you and your Spouse wish to waive this automatic designation, you must complete a beneficiary designation form. The form must be signed by you and, if applicable, your Spouse in front of a Plan representative or a Notary Public.

E.   Death Benefits

     In the event of your death, the full value of your account is payable to your beneficiary in a lump sum.

F.   Form of Payment

     When benefits become due, you or your representative should apply to the Employer requesting payment of your account and specifying the manner of payment. The normal or automatic form of payment is a lump sum.

G.   Rollover of Payment

     If your benefits qualify as eligible rollovers, you have the option of having them paid directly to you, when they become due, or having them directly rolled over to another qualified plan or an IRA. If you do not choose to have the benefits directly rolled over, the Plan is required to automatically withhold 20% of your payment for tax purposes. If you do choose to have the payment made to you, you still have the option of rolling over the payment yourself to a qualified plan or an IRA within sixty days (first check with a tax advisor to make sure it is an eligible rollover). However, 20% of your payment will still be withheld. The following example illustrates how this works:

     For example, if you have $100,000 in your vested account balance and choose to have the payment of your benefits made directly to an IRA or another qualified plan, the entire $100,000 will be transferred to the trustee of the other plan or the IRA, and you will treat the entire amount as a rollover on your tax return so that you will not pay taxes on the entire amount. If you choose not to have the account transferred directly to an IRA or qualified plan, 20% or $20,000 will automatically be withheld from your payment. Thus, you will receive only $80,000 as a distribution of your benefits. In order to roll the entire amount over into your IRA, you would have to come up with $20,000 out of your own pocket to make up the difference. If this is done, the $20,000 which was withheld may be returned when you file your taxes at the end of the year. However, if you are unable to produce the extra cash, the rollover amount will only be $80,000, and the other $20,000 which was withheld will be treated as taxable income to you. If you are under age 59-1/2 when you receive your benefit payment, the withheld amount will also be subject to the 10% early distribution penalty.

     Certain benefit payments are not eligible for rollover and therefore will also not be subject to the 20% mandatory withholding. They are as follows:

          1.   installments paid over life;
          2.   installments for a period of at least 10 years; and
          3.   minimum required distributions at age 70 1/2 .

     There are also several operational exceptions and a "de minimis" exception for payments of less than $200. Also Employee Voluntary contributions are not eligible for rollover.

H.   Time of Payment

     If you separate from service for any reason, payments will start as soon as administratively feasible following the date on which a distribution is requested by you or is otherwise payable.

XII  INVESTMENTS
     -----------

A.   Alternative Investments/Investment Direction Under A Trust Fund

     The monies contributed to the Plan may be invested in any security or form of property considered prudent for a retirement plan. Such investments include common and preferred stocks, exchange traded put and call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, or insurance contracts. An institutional Trustee may invest in its own deposits or those of affiliates which bear a reasonable interest rate, or in a group or collective trust maintained by such Trustee.

B.   Investment Responsibility

      The Plan's assets are held by the Trustee who is identified in Section II of this Summary. The Trustee is responsible for the safekeeping of plan assets and the investment of such assets at the direction of the Plan Administrator.

C.    Employee Investment Direction

      Participants may direct the investments of their accounts among the investment funds available to them. The procedures for making an election are shown in a separate Investment Election Form which can be obtained from the Plan Administrator. You may change your investment selection and move monies from one fund to another in accordance with the rules established by the Plan Administrator.

XIII  ADMINISTRATION
      --------------

      The Plan will be administered by the following parties:

      A.   Plan Administrator

           The Employer is the party who has established the Plan and who has overall control and authority over administration of the Plan. The Employer's duties as Plan Administrator include:

           (a) appointing the Plan's professional advisors needed to administer the Plan including, but not limited to, an accountant, attorney, actuary, or administrator,

           (b) directing the Trustee or Recordkeeper with respect to payments from the Trust Fund,

           (c) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures and domestic relations orders

     (d) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other government agency,

     (e) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer,

     (f) obtaining a legal determination of the qualified status of all qualified domestic relations orders and complying with all legal requirements,

     (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974, and

     (h) construing and resolving any question of Plan interpretation. The Plan Administrator's interpretation and application thereof is final.

B.   Trustee

     The Trustee shall be responsible for the administration of investments held in the Trust Fund. These duties shall include:

     (a)  receiving contributions under the terms of the Plan,

     (b) safekeeping of plan assets and the investment of such assets at the direction of the Plan Administrator.

     (c) making distributions from the Trust Fund in accordance with written instructions received from the Plan Administrator, Recordkeeper or another authorized Employer representative,

     (d) keeping accounts and records of the financial transactions of the Trust Fund, and

     (e) rendering an annual report of the Trust Fund showing the financial transactions for the Plan Year.

C.   Recordkeeper

     The Recordkeeper shall be responsible for maintaining Plan records. These duties shall include:

     (a)  transmit Employer directives to the Trustee,

     (b)  keep accurate records regarding the Trust Fund administration, and

     (c)  any other duties necessary and as agreed upon.

XIV  AMENDMENT AND TERMINATION
     -------------------------

     The Employer may amend the Plan at any time, provided that no amendment will divert any part of the Plan's assets to any purpose other than for the exclusive benefit of you and the other Participants in the Plan or eliminate an optional form of distribution. The Employer may also terminate the Plan. In the event of an actual Plan termination, all amounts credited to your account will be fully vested and will be paid to you. Depending on the facts and circumstances, a partial termination may be found to occur where a significant number of Employees are terminated by the Employer or excluded from Plan participation. In case of a partial termination, only those affected will become 100% vested.

XV   LEGAL PROVISIONS
     ----------------

     A.   Rights of Participants

          As a Plan Participant, you have certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). The law says that you are entitled to:

          (a) Examine, without charge, all documents relating to the operation of the Plan and any documents filed with the U.S. Department of Labor. These documents are available for review in the Employer's offices during regular business hours.

     (b) Obtain copies of all Plan documents and other Plan information upon written request to the Employer. The Employer may make a reasonable charge for producing the copies.

     (c) Receive from the Employer at least once each year a summary of the Plan's annual financial report.

     (d) Obtain, at least once a year, a statement of the total benefits accrued for you, and your nonforfeitable (vested) benefits, if any. The Plan provides that you will receive this statement automatically. If you are not vested, you may request a statement showing the date when you will begin to vest in your account.

     (e) File suit in a federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters beyond the control of the Employer. If you are improperly denied access to information you are entitled to receive, the Employer may be required to pay up to $100 for each day's delay until the information is provided to you.

B.   Fiduciary Responsibility

     ERISA also imposes obligations upon the persons who are responsible for the operation of the Plan. These persons are referred to as "fiduciaries". Fiduciaries must act solely in your interest as a Plan Participant and they must exercise prudence in the performance of their duties. Fiduciaries who violate ERISA may be removed and required to reimburse any losses they have caused you or other Participants in the Plan.

C.   Employment Rights

     Participation in the Plan is not a guarantee of employment. However, the Employer may not fire you or discriminate against you to prevent you from becoming eligible for the Plan or from obtaining a benefit or exercising your rights under ERISA.

D.   Benefit Insurance

     Your benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation since the law does not require plan termination insurance for this type of plan.

E.   Claims Procedure

     If you feel you are entitled to a benefit under the Plan, mail or deliver your written claim to the Plan Administrator. The Plan Administrator will notify you, your beneficiary, or authorized representative of the action taken within 60 days of receipt of the claim. If you believe that you are being improperly denied a benefit in full or in part, the Employer must give you a written explanation of the reason for the denial. If the Employer denies your claim, you may, within 60 days after receiving the denial, submit a written request asking the Employer to review your claim for benefits. Any such request should be accompanied by documents or records in support of your appeal. You, your beneficiary, or your authorized representative may review pertinent documents and submit issues and comments in writing. If you get no satisfaction from the Employer, you have the right to request assistance from the U.S. Department of Labor or you can file suit in a state or federal court. Service of legal process may be made upon the plan Trustee or the Plan Administrator. If you are successful in your lawsuit, the court may require the Employer to pay your legal costs, including your attorney's fees. If you lose, and the court finds that your claim is frivolous, you may be required to pay the Employer's legal fee.

F.   Assignment

     Your rights and benefits under this Plan cannot be assigned, sold, transferred or pledged by you or reached by your creditors or anyone else except under a qualified domestic relations order. A qualified domestic relations order (QDRO) is a court order issued under state domestic relations law relating to divorce, legal separation, custody, or support proceedings. The QDRO recognizes the right of someone other than you to receive your Plan benefits. You will be notified if a QDRO on your Plan benefits is received.

G.   Questions

     If you have any questions about this statement of your rights under

     ERISA, please contact the Employer or the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.

H.   Conflicts With Plan

     This booklet is not the Plan document, but only a Summary Plan Description of its principal provisions and not every limitation or detail of the Plan is included. Every attempt has been made to provide concise and accurate information. However, if there is a discrepancy between this booklet and the official Plan document, the Plan document shall prevail.

                                 STANDARDIZED

                              ADOPTION AGREEMENT

                          PROTOTYPE CASH OR DEFERRED

                         PROFIT-SHARING PLAN AND TRUST

                                 Sponsored by

                       AMERICAN FUNDS DISTRIBUTORS, INC.

The Employer names below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Prototype Plan and Trust/Basic Plan Document #03 (the "Plan"). If multiple Employers are adopting the Plan, complete Section 1 based on the lead Employer. Additional Employers may adopt this Plan by attaching executed signature pages to the back of the Employer's Adoption Agreement.

6.   EMPLOYER INFORMATION

     Employer's Name:                                           Superior
                                                                Financial Corp.
     Address:                                                   5000 Rogers
                                                                Avenue
                                                                Fort Smith, AR
72903

     Principal Address (if different):

     Telephone Number:                                          (501) 484-4280

     Tax I.D. Number:                                           51-0379417
     Employer's Fiscal Year:                                    December 31
     Form of Business:
     [_] Sole Proprietor     [_] Partnership     [_] S Corporation
     [X] Corporation         [_] Other
     Member of:
     [X] Controlled Group [_] Affiliated Service Group
     [_] Group of trades or businesses under common control
         Date of Incorporation:                                 December, 1997

         Name of Plan:                                 Superior Financial Corp.
                                                       401(k) Plan 001
         Three Digit Plan Number for Annual Return/Report:

7.       EFFECTIVE DATE

         2.(a)    This is a new Plan having an effective date of April 1, 1998 .
         2.(b)    This is an amended Plan.
                  The effective date of the original plan was __________. The effective date of the amended Plan is __________.
         2.(c)    If different from above, the Effective date for the Plan's
                  Elective Deferral provisions shall be
                  ________________.

3.       DEFINITIONS
         3.(a) "Allocation Date(s)" Allocations to Participant Accounts will be done in accordance with Article V of the Plan:
                  [_]    (i)      daily.       [_]    (iv)      semi-annually.

                  [X]    (ii)     monthly.     [_]    (v)       annually.

                  [_]    (iii)    quarterly.
         3.(b)    "Compensation" Compensation shall be determined on the basis of the Plan Year.
                  Compensation [X] shall [_] shall not include Employer contributions made pursuant to a Salary Savings Agreement, for this Plan or any other plan, which are not includable in the gross income of the Employee for the reasons indicated in the definition of Compensation at paragraph 1.13 of the Plan.
                  Compensation [X] shall [_] shall not be limited to Compensation earned while a Participant is in the Plan.
                  Compensation shall be determined on the basis of the following safe- harbor definition of Compensation in IRS Regulation
                  Section 1.414(s)- 1(c):
                  [X] (i)   Code Section 3401(a) - W-2 income subject to income
                            tax withholding.
                  [_] (ii)  Code Section 415 - W-2 income, share of profits and other taxable income.
         3.(c)    "Entry Date"
                  [_] (i)   The first day of the Plan Year nearest the date on
                            which an Employee meets the eligibility
                            requirements.
                  [X] (ii)  The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or following the date on which an Employee meets the eligibility requirements.

                  [_]   (iii)   The first day of the Plan Year following the
                                date on which the Employee meets the eligibility requirements. If this election is made, the service requirement at 4(a) may not exceed 1/2 year and the age requirement at 4(b) may not exceed 20 1/2.

                  [_]   (iv)    The first day of the month or if earlier the
                                first day of the Plan Year coinciding with or
                                following the date on which an Employee meets
                                the eligibility requirements.
                  [_]   (v)     The first day of the Plan Year, or the first day
                                of the fourth, seventh or tenth month of the
                                Plan Year coinciding with or following the date
                                on which an Employee meets the eligibility
                                requirements.
         3.(d) "Hours of Service" shall be determined on the basis of the method selected below. Only one method may be selected. The method selected shall be applied to all Employees covered under the Plan as follows:
                  [X]   (i)     on the basis of actual hours for which an
                                Employee is paid or entitled to payment.
                  [_]   (ii)    on the basis of days worked.
                                An Employee shall be credited with ten (10)
                                Hours of Service if under paragraph 1.43 of the
                                Plan such Employee would be credited with at
                                least one (1) Hour of Service during the day.
                  [_]   (iii)   on the basis of weeks worked.
                                An Employee shall be credited with forty-five
                                (45) Hours of Service if under paragraph 1.43 of
                                the Plan such Employee would be credited with at
                                least one (1) Hour of Service during the week.
                  [_]   (iv)    on the basis of semi-monthly payroll periods. An
                                Employee shall be credited with ninety-five (95)
                                Hours of Service if under paragraph 1.43 of the
                                Plan such Employee would be credited with at
                                least one (1) Hour of Service during the semi-
                                monthly payroll period.
                  [_]   (v)     on the basis of months worked.
                                An Employee shall be credited with one-hundred-
                                ninety (190) Hours of Service if under paragraph
                                1.43 of the Plan such Employee would be credited
                                with at least one (1) Hour of Service during the
                                month.
                  [_]   (vi)    on the basis of Elapsed Time, as provided in
                                Article XVI of the Plan.

3.(e) "Limitation Year" The 12-consecutive month period commencing on January 1 and ending on December 31. If applicable, the Limitation Year will be a short Limitation Year commencing on April 1, 1998 and ending on December 31, 1998. Thereafter, the Limitation Year shall end on the date last specified.
3.(f)    "Net Profit"

         [X]      (i)      Not applicable.  Profits will not be required for any
                           contributions to the Plan.
         [_]     (ii)      As defined in paragraph 1.50 of the Plan.
3.(g) "Plan Year" The 12-consecutive month period commencing on January 1 and ending on December 31.
         If applicable, the Plan Year will be a short Plan Year commending on April 1, 1998 and ending on December 31, 1998. Thereafter, the Plan Year shall end on the date last specified.
3.(h) "Qualified Early Retirement Age" For purposes of making distributions under the provisions of a Qualified Domestic Relations Order, the Plan's Qualified Early Retirement Age with regard to the Participant against whom the Order is entered shall be the date the Order is determined to be qualified. This will only allow payout to the alternate payee(s).
3.(i) "Qualified Joint and Survivor Annuity" The safe-harbor provisions of paragraph 8.7 of the Plan [X] are [ ] are not applicable. If not applicable, the survivor annuity shall be ___ % (50%, 66-2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and Spouse. If no answer is specified, 50% will be used.
3.(j)    "Taxable Wage Base" [paragraph 1.81]
         [X]      (i)      Not Applicable- Plan is not integrated with Social
                           Security.
         [_]      (ii)     The maximum earnings considered wages for such Plan
                           Year under Code Section 3121(a).
         [_]      (iii)    ___ % (not more than 100%) of the amount considered
                           wages for such Plan Year under Code Section 3121(a).
         [_]      (iv)     $ ____ , provided that such amount is not in excess
                           of the amount determined under subsection (ii) above.
         [_]      (v)      For the 1989 Plan Year $10,000. For all subsequent
                           Plan Years, 20% of the maximum earnings considered wages for such Plan Year under code Section 3121(a).

4.       ELIGIBILITY REQUIREMENTS

         Employees meeting the following Service and Age requirements shall be eligible to participate in the Plan:

         4.(a) Service: 1 [not more than one (1)] Year of Service. [A Year of Service is a 12-consecutive month period during which a Participant is credited with 1,000 hours.] If the Year of Service selected is a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

         4.(b)    Age:   Attainment of age 21 (not more than age 21).
         4.(c)    Initial Participants: Employees employed on the Plan's
                  Effective Date [X] do [ ] do not have to satisfy the eligibility requirements specified above.

         NOTE: Employees covered under the terms of a collective bargaining agreement (the agreement should indicate that retirement benefits were subject of good faith bargaining and the agreement should benefit Employees of whom two percent or less are professionals, as defined in Section 1.410(b)-9 of the Regulations) between the Employer and Employee representatives (does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer) and nonresident aliens [within the meaning of Section 770(b)(1)(B)] with no U.S. income
                  [within the meaning of Section 911(d)(2)] from the Employer which constitutes income from sources within the United States [within the meaning of
                  Section 86(a)(3)] are excluded from Plan participation.

5.       RETIREMENT AGES

         If the Employer imposes a requirement that Employees retire upon reaching a specified age, the Normal Retirement Age selected below may not exceed the Employer-imposed mandatory retirement age.
         5.(a) Normal Retirement Age shall be 65 (not to exceed age 65).
         5.(b) Normal Retirement Age shall be the later of attaining age ____
                  (not to exceed age 65) or the ____ (not to exceed the 5th) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.
         5.(c)    Early Retirement Age:
                  [X]      (i)      Not applicable.
                  [_]      (ii)     The Plan shall have an Early Retirement Age
                                    of ____ (not less than 55) and completion of ____ Years of Service.

6.       EMPLOYEE CONTRIBUTIONS

         [X]   6.(a)       Participants shall be permitted to make
                           Elective Deferrals in any amount from 1 % up to 15 %
                           of their Compensation. Participants may amend their
                           Salary Savings Agreements to change the contribution
                           percentage as provided below:
                           [X]   (i)    on the first day of each month of the
                                        Plan Year.
                           [_]   (ii)   on the first day of the Plan Year and on
                                        the first day of the fourth, seventh,
                                        and tenth months of the Plan Year.
                           [_]   (iii)  on the first day of the Plan Year and on
                                        the first day of the seventh month of
                                        the Plan Year.
         [_]   6.(b)       Participants shall be required to make after-tax
                           Voluntary Contributions as follows (Thrift Savings
                           Plan):
                           [_]   (i)    in any amount from ____ % up to ____ %
                                        of Compensation.
                           [_]   (ii)   a percentage determined by the Employee
                                        on his or her enrollment form.
         NOTE: Elective Deferrals may not be recharacterized as Voluntary
               Contributions for purposes of the Average Deferral Percentage
               (ADP) Test. The ADP Test will apply to contributions under (a) above. The Average Contribution Percentage (ACP) Test will apply to contributions under (b) above, and may apply to (a).

7.       EMPLOYER CONTRIBUTIONS AND ALLOCATION

         The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer's contribution shall be subject to the limitations contained in Articles III and X of the Plan. For this purpose, a contribution for a Plan Year shall be limited for the Limitation Year which ends with or within such Plan Year. Also, the integrated allocation formulas below are for Plan Years beginning in 1989 and later. The Employer's allocation for earlier years shall be as specified in its Plan prior to amendment for the Tax Reform Act of 1986.
         7.(a)   Profits Requirement: Current or Accumulated Net Profits are not
                 required unless otherwise indicated below:
                 [_]    (i)      Matching Contributions.
                 [_]    (ii)     Qualified Non-Elective Contributions.
                 [_]    (iii)    Discretionary Contributions.
         NOTE:   Elective Deferrals can always be contributed regardless of profits. Complete this Section in conjunction with Section
                 3(f).
[X]      7.(b)   Salary Savings Agreement:
                 The Employer shall contribute and allocate to each
                 Participant's account an amount equal to the amount withheld from the Compensation of such Participant pursuant to his or her Salary Savings Agreement. If applicable, the maximum
                 percentage is specified in Section 6 above. An Employee who has terminated his or her election under the Salary Savings
                 Agreement other than for hardship reasons may not make another
                 Elective Deferral:
                 [_]    (i)      until the first day of the next Plan Year.
                 [X]    (ii)     for a period of 1 month(s) (not to exceed 12
                                 months).
[X]      7.(c)   Matching Contribution: [See Sections (g) and (h)]:
                 [_]    (i)      Percentage Match On Elective Deferrals: The
                                 Employer shall contribute and allocate to each
                                 eligible Participant's account an amount equal
                                 to ____ % of the amount contributed and
                                 allocated in accordance with Section 7(b)
                                 above. The Employer shall not match Participant
                                 Elective Deferrals as provided above in excess
                                 of $ ____ or in excess of _____ % of the
                                 Participant's Compensation.
                 [_]    (ii)     Percentage Match On Voluntary Contributions:
                                 The Employer shall contribute and allocate to
                                 each eligible Participant's account an amount
                                 equal to ____ % of the amount of Voluntary
                                 Contributions (if provided for under Section
                                 6(b) above) made in accordance with paragraph
                                 4.1 or 4.7 of the Plan. The Employer shall not
                                 match Participant Voluntary Contributions in
                                 excess of $ ____ or in excess of ____ % of the
                                 Participant's Compensation.
                 [X]    (iii)    Discretionary Match: The Employer shall
                                 contribute and allocate to each eligible
                                 Participant's account a percentage of the
                                 Participant's Elective Deferral contributed and
                                 allocated in accordance with Section 7(b)
                                 above. The Employer shall set such percentage
                                 prior to the end of the Plan Year. The Employer
                                 shall not match Participant Elective Deferrals
                                 in excess of $ ____ or in excess of 6 % of the
                                 Participant's Compensation.
                 [X]    (iv)     Qualified Match: Matching Contributions will be
                                 treated as Qualified Matching Contributions to
                                 the extent specified below:
                                 [_]   (A)    all Matching Contributions.
                                 [_]   (B)    none.
                                 [X]   (C)    the amount necessary to meet the \
                                              [_] ADP Test, [_] the ACP Test,
                                              [X] both the ADP and ACP Tests.
                 [X]    (v)      Eligibility for Matching Contributions:
                                 Matching Contributions, whether or not
                                 Qualified, will only be made on Employee
                                 Contributions:
                                 [_]   (A)    not withdrawn prior to the end of
                                              the valuation period.
                                 [X]   (B)    not withdrawn prior to the end of
                                              the Plan Year.
                                 [_]   (C)    without regard to their
                                              withdrawal.
                 [X]    (vi)     Matching Contribution Computation Period: The
                                 time period upon which Marching Contributions will be based shall be:

                                    [_]   (A)   weekly.
                                    [_]   (B)   bi-weekly.
                                    [_]   (C)   semi-monthly.
                                    [_]   (D)   monthly.
                                    [_]   (E)   quarterly.
                                    [_]   (F)   semi-annually.
                                    [X]   (G)   annually.
[X]      7.(d)    Qualified Non-Elective Employer Contribution - [See Sections
                  (g) and (h)]: These contributions are fully vested when
                  contributed. The Employer shall have the right to make an
                  additional discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her
                  Compensation as a percentage of the Compensation of all
                  eligible Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee contributions made hereunder. The amount of Qualified Non-
                  Elective Contributions taken into account for purposes of
                  meeting the ADP or ACP Test requirements is:
                  [_]      (i)    all such Qualified Non-Elective Contributions
                  [_]      (ii)   none.
                  [X]      (iii)  the amount necessary to meet [_] the ADP Test,
                                  [_] the ACP Test, [X] both the ADP and ACP
                                  Tests.
                  Qualified Non-Elective Contributions will be allocated to:
                  [_]      (iv)   all Employees eligible to participate.
                  [X]      (v)    only non-Highly Compensated Employees eligible
                                  to participate.
[_]      7.(e)    Additional Employer Contribution Other Than Qualified Non-
                  Elective Contributions - Non-Integrated [See Sections (g) and
                  (h)]:
                    The Employer shall have the right to make an additional
                    discretionary contribution which shall be allocated to each eligible Employee in proportion to his or her Compensation as a percentage of the Compensation for all eligible
                    Employees. This part of the Employer's contribution and the allocation thereof shall be unrelated to any Employee
                    contributions made hereunder.
[_]      7.(f)      Additional Employer Contribution - Integrated Allocation
                    Formula [See Sections (g) and (h)]:
                    The Employer shall have the right to make an additional
                    discretionary contribution. The Employer's contribution for the Plan Year plus any forfeitures shall be allocated to the accounts of eligible Participants as follows:
                    (i)    First, to the extent contributions and forfeitures
                           are sufficient, all Participants will receive an
                           allocation equal to 3% of their Compensation.
                    (ii)   Next, any remaining Employer Contributions and
                           forfeitures will be allocated to Participants who
                           have Compensation in excess of the Taxable Wage Base
                           (excess Compensation). Each such Participant will
                           receive an allocation in the ratio that his or her
                           excess Compensation bears to the excess Compensation
                           of all Participants. Participants may only receive an
                           allocation of 3% of excess Compensation.
                    (iii)  Next, any remaining Employer contributions and
                           forfeitures will be allocated to all Participants in
                           the ratio that their Compensation plus excess
                           Compensation bears to the total Compensation plus
                           excess Compensation of all Participants. Participants
                           may only receive an allocation of up to 2.7% of their
                           Compensation plus excess Compensation, under this
                           allocation method. If the Taxable Wage Base defined
                           at Section 3(j) is less than or equal to the greater
                           of $10,000 or 20% of the maximum, the 2.7% need not
                           be reduced. If the amount specified is greater than
                           the greater of $10,000 or 20% of the
                           maximum Taxable Wage Base, but not more than 80%,
                           2.7% must be reduced to 1.3%. If the amount specified
                           is greater than 80% but less than 100% of the maximum
                           Taxable Wage Base, the 2.7% must be reduced to 2.4%
                  NOTE:    If the Plan is not Top-Heavy or if the Top-Heavy
                  minimum contribution or benefit is provided under another Plan
                  [see Section 11(c)(ii)] covering the same Employees,
                  subsections (i) and (ii) above may be disregarded and 5.7%,
                  4.3% or 5.4% may be substituted for 2.7%, 1.3% or 2.4% where it appears in (iii) above.
                  (iv)     Next, any remaining Employer contributions and
                           forfeitures will be allocated to all Participants
                           (whether or not they received an allocation under the
                           preceding paragraphs) in the ratio that each
                           Participant's Compensation bears to all Participants'
                           Compensation.
         NOTE:    Only one plan maintained by the Employer may be integrated with Social Security.
         7.(g)    Allocation of Excess Amounts (Annual Additions): In the event that the allocation formula above results in an Excess Amount, such excess shall be distributed to the Participant to the extent such excess does not exceed the Participant's Elective
                  Deferrals and non-deductible Required Voluntary contributions.
                  To the extent the Excess Amount exceeds the sum of the
                  aforementioned Employee contributions, such excess shall be:
                  [_]      (i)    placed in a suspense account accruing no gains
                                  or losses for the benefit of the Participant.
                  [X]      (ii)   reallocated as additional Employer
                                  contributions to all other Participants to the
                                  extent that they do not have any Excess
                                  Amount.
         7.(h)    Minimum Employer Contribution Under Top-Heavy Plans:
                  For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions and forfeitures as allocated to eligible
                  Employees under Sections 7(e), 7(f) and 9 of this Adoption
                  Agreement shall not be less than the amount required under paragraph 14.2 of the Plan. Top-Heavy minimums will be
                  allocated to:
                  [X]      (i)    all eligible Participants.
                  [_]      (ii)   only eligible non-Key Employees who are
                                  Participants.
         7.(i)    Return of Excess Contributions and/or Excess Aggregate
                  Contributions: In the event that one or more Highly
                  Compensated Employees is subject to both the ADP and ACP tests and the sum of such tests exceeds the Aggregate Limit, the limit will be satisfied by reducing the ADP and/or ACP of the affected Highly Compensated Employees.

8.       ALLOCATIONS TO TERMINATED EMPLOYEES
                  (This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.)
         8.(a)    For Plan Year beginning prior to 1993;
                  [_]      (i)    the Employer will not allocate Employer-
                                  related contributions to any Participant who
                                  terminates employment during the Plan Year.
                  [_]      (ii)   the Employer will allocate Employer-related
                                  contributions to Employees who terminate
                                  during the Plan Year as a result of:
                                  [_]   (A)      retirement.
                                  [_]   (B)      Disability.
                                  [_]   (C)      death.
                                  [_]   (D)      other termination provided that
                                                 the Participant has completed a
                                                 Year of Service.

                  [_]   (E)      other termination.
         8.(b) For Plan years beginning in 1993 and thereafter, the Employer will allocate Employer-related contributions, except Matching Contributions, to any Participant who is (i) credited with more than 500 hours of Service, or (ii) employed on the last day of the Plan Year without regard to the number of Hours of Service. The Employer will also allocate Employer-related contributions to any Participant who terminates during the Plan Year without accruing the necessary Hours of Service if he or she terminated a result of:
                  [X]      (i)      retirement.
                  [X]      (ii)     Disability.
                  [X]      (iii)    death.
                  Matching Contributions will be allocated to each Participant without regard to whether he or she is employed on the last day of the Plan Year and without regard to his or her Hours of Service.

9.       ALLOCATION OF FORFEITURES

NOTE: Forfeitures of Excess Aggregate Contributions shall be applied at the end of the Plan Year in which they occur to reduce Employer contributions. Subsections (a), (b) and (c) below apply to forfeitures of amounts other than Excess Aggregate Contributions.
         9.(a)    Allocation Alternatives:
                  Forfeitures shall be applied to reduce the Employer's
                  contribution for such Plan Year. If forfeitures were
                  reallocated, pursuant to a prior document's provisions, they will continue to be reallocated in the same manner until the end of the Plan Year in which this Adoption Agreement is
                  signed.
         9.(b)    Date for Reallocation of Forfeitures:
         NOTE:    If no distribution has been made to a former Participant,
                  subsection (i) below will automatically apply to such
                  Participant.
                  [_]    (i)        Forfeitures shall be applied to reduce the
                                    Employer's contribution at the end of the
                                    Plan Year during which the former
                                    Participant incurs his or her fifth
                                    consecutive one-year Break in Service.
                  [X]    (ii)       Forfeitures shall be applied to reduce
                                    the Employer's contribution at the end of the next Plan Year during which the Participant has received distribution of his or her vested interest.


         9.(c)    Restoration of Forfeitures:
                  If amounts are forfeited prior to five consecutive one-year Breaks in Service, the Funds for restoration of account balances will be obtained from the following resources in the order indicated (fill in the appropriate number):
                  [1]    (i)        current year's forfeitures.

               [2]      (ii)     additional Employer contributions.

10.  LIMITATIONS ON ALLOCATIONS

     This Section is not applicable if this is the only Plan the Employer maintains or ever maintained. Plans include Welfare Benefit Funds as described in Code Section 419(e) or an individual medical account as defined under Code Section 415(1)(2) under which amounts are treated as Annual Additions.
[ ]  10.(a)    If the Participant is covered under another qualified
               Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Article X of the Plan will apply as if the other plan were a Master or prototype Plan.
[ ]  10.(b)    If a Participant is or ever has been a Participant in
               a Defined Benefit Plan maintained by the Employer, attach
               provisions which will satisfy the 1.0 limitation of Code
               Section 415(e). Such language must preclude Employer
               discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the
               Defined Benefit Plan.
     10.(c)    The minimum contribution or benefit required under code
               Section 416 relating to Top-Heavy Plans shall be satisfied by either: [ ] this Plan or [ ]
               ______________________________________________
               (Name of other qualified plan of the Employer).
               If a Defined Benefit Plan is or was maintained, an attachment must be provided showing interest and mortality assumptions used in determining the Top-Heavy Ratio.

11.  VESTING

     11.(a) Computation Period: (This option is not applicable if Hours of Service are determined on the basis of Elapsed Time selected under Section 3(d)(vi) above.) The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant's nonforfeitable right to his or her account balance derived from Employer contributions:
               [ ]  (i)  shall not be applicable since Participants are always fully vested.
               [X]  (ii) shall commence on the first day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive-month period shall commence on the anniversary thereof.
               A Participant shall receive credit for a Year of Service if he or she completes at least 1,000 Hours of Service at any time during the 12-consecutive-month computation period. Consequently, a Year of Service may be earned prior to the end of the 12-consecutive-month computation period and the Participant need not be employed at the end of the 12-consecutive-month computation period to receive credit for a Year of Service.

     11.(b)  Vesting Schedules:
     Contributions under Sections 6(a), (b), 7(c)(iv) and (d) are always fully vested.
     NOTE: The vesting schedules below only apply to a Participant who has at least one Hour of Service during or after the 1989 Plan Year. If applicable, Participants who separated from Service prior to the 1989 Plan Year will remain under the vesting schedule as in effect in the Plan prior to amendment for the Tax Reform Act of 1986.

     [ ]     (i)  Full and immediate Vesting.

                                                          Years of Service
                                    -------------------------------------------------------------
                                      1          2        3        4       5         6        7
                                    -----      -----    -----    -----    -----    -----    -----
     [ ]     (ii)                   -----%       100%
     [ ]     (iii)                  -----%     -----%     100%
     [ ]     (iv)                   -----%        20%      40%      60%      80%    100%
     [ ]     (v)                    -----%     -----%      20%      40%      60%     80%    100%
     [ ]     (vi)                      10%        20%      30%      40%      60%     80%    100%
     [X]     (vii)                     25%        50%      75%     100%     100%
     [ ]     (viii)                 -----%     -----%   -----%   -----%   -----%  -----%    100%

     NOTE:    The percentages selected fo% schedule (viii) may not be less for any year than the percentages shown at schedule (v).
              [X]  (A)  All contribution other than those which are fully vested when contributed will vest under schedule (vii) above.
              [ ]  (B)  All Matching contributions will vest under schedule
                   ___________ above.  All other Employer contributions other than those which are fully vested when contributed will vest under schedule ________ above.
     11.(c)   Service disregarded for Vesting:
              [X]  (i)   Not Applicable.  All Service shall be considered.
              [ ]  (ii)  Service prior to the Effective Date of this Plan or a predecessor plan shall be disregarded when computing a
                         Participant's vested and nonforfeitable interest.
              [ ]  (iii) Service prior to a participant having attained age 18 shall be disregarded when computing a Participant's
                         vested and nonforfeitable interest.
N/A  11.(d)   Top-Heavy Vesting:
              Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and the earnings thereon under the procedures selected above except with respect to any Plan Year during which the Plan is Top-Heavy, in which case the [ ] Two-twenty vesting schedule [Section 11(b)(iv)] or [ ] Three-Year Cliff vesting schedule [Section 11(b)(iii)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is switched to Section 11(b)(iii) or 11(b)
              (iv) because of its Top-Heavy status, that vesting schedule will remain in effect, even if the Plan later becomes non- Top-Heavy, until the Employer executes an amendment of this Adoption
              Agreement indicating otherwise.



12.  SERVICE WITH PREDECESSOR ORGANIZATION

     For purposes of satisfying the Service requirements for Eligibility and Vesting, Hours of Service shall include Service with the following predecessor organization(s): for Superior Federal Bank, FSB only, which was
                                  ----------------------------------------------
     purchased by Superior Financial Corp. On April 1, 1998, service with
     --------------------------------------------------------------------
     Nationsbank is included for Eligibility and Vesting.
     ----------------------------------------------------

13.  ROLLOVER/TRANSFER CONTRIBUTIONS

     13.(a) Rollover Contributions, as described at paragraph 4.3 of the Plan, [ ] shall [X] shall not be permitted. If permitted, Employees [ ] may [X] may not make Rollover contributions prior to meeting the eligibility requirements for participation in the Plan .

     13.(b) Transfer Contributions, as described at paragraph 4.4 of the Plan [ ] shall [X] shall not be permitted. If permitted, Employees [ ] may [X] may not Transfer contributions prior to meeting the eligibility requirements for participation in the Plan.

     NOTE: Even if available, the Employer may refuse to accept such contributions if its Plan meets the safe-harbor rules of paragraph
              8.7 of the Plan.

14.  HARDSHIP WITHDRAWALS

     Hardship withdrawals, as provided for in paragraph 6.9 of the Plan, [X] are [ ] are not permitted.

15.  PARTICIPANT LOANS

     Participant loans, as provided for in paragraph 13.4 of the Plan, [ ] are [X] are not permitted. If permitted, repayments of principal and interest shall be repaid to the Participant's segregated account.

16.  EMPLOYER INVESTMENT DIRECTION

     The Employer investment direction provisions, as set forth in paragraph
     13.5 of the Plan, [ ] shall [X] shall not be applicable.

17.  EMPLOYEE INVESTMENT DIRECTION

     The Employer investment direction provisions, as set forth in paragraph
     13.6 of the Plan, [X] shall [ ] shall not be applicable.

     NOTE: To the extent that Employee investment direction was previously allowed, the Trustee shall have the right to either make the assets part of the general Trust, or leave them as separately invested subject to the provisions of paragraph 13.6 of the Plan.

18.  EARLY PAYMENT OPTION

     A Participant who separates from Service prior to retirement, death or Disability may make application to the Employer requesting an early payment of his or her vested account balance. Amounts under $3,500 [X] will [ ] will not be cashed out immediately.
    18.(a) A Participant whohas not separated from Service [ ] may [X] may not obtain a distribution of his or her vested Employer contributions. Distribution can only be made if the Participant has completed five Years of Service.
    18.(b) A Participant who has attained age 59-1/2 and has not separated from Service [X] may [ ] may not obtain a distribution of his or her vested Employer contributions.
    18.(c)    A Participant who has attained the Plan's Normal Retirement
              Age and who has not separated from Service [X] may [ ] may not receive a distribution of his or her vested account balance.
     NOTE: If the Participant has had the right to withdraw his or her account balance in the past, this right may not be taken away. Required minimum distributions will be paid regardless of the option selected above. For timing of distributions, see Section 19(a) below.

19.  DISTRIBUTION OPTION

     19.(a)   Timing of Distributions:
              In cases of termination including death, Disability or
              retirement, benefits shall be paid:
              [ ]   (i)   as soon as administratively feasible following the
                          close of the Plan Year during which a distribution is
                          requested or is otherwise payable.
              [X]   (ii)  as soon as administratively feasible following the
                          date on which a distribution is requested or is
                          otherwise payable.
              [ ]   (iii) as soon as administratively feasible after the close of the Plan Year during which the Participant incurs a
                          one-year Break in Service
     19.(b)   Optional Forms of Payment:
              [X]   (i)   Lump Sum.
              [ ]   (ii)  Installment Payments.

              [ ]   (iii) Other form(s) as previously provided (indicate all
                          forms that apply):

                               ---------------
     19.(c)   Recalculation of Life Expectancy:
              In determining required distributions under the Plan, a Participant and/or Spouse (Surviving Spouse) [X] shall [ ] shall not have the right to have their life expectancy recalculated annually. If life expectancy is recalculated, it will follow the Employer's administrative policy.



20.     SPONSOR CONTACT

Employers should direct questions concerning the language contained in and the qualification of the Prototype to:

Capital Guardian Trust Company
Corporate Employee Benefits Department
(Phone Number) (714) 671-7000

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer at the address provided on the first page of this Adoption Agreement.

21.     SIGNATURES

Due to the significant tax ramifications, the Sponsor recommends that before the Employer execute this Adoption Agreement, the Employer contact its attorney or tax advisor.

21.(a)  EMPLOYER DELEGATE OR COMMITTEE APPOINTMENT:
        The Employer has appointed the following individual(s) to act on behalf of the Employer regarding all communications and requests between the Employer and the Recordkeeper, pursuant to the terms and conditions of the Plan. Unless otherwise directed by the Employer in written directions to the Recordkeeper, the Recordkeeper may act upon the instructions of any one of the persons listed below.



           NAME(S) (please type or print)             SIGNATURE(S)

1.   /s/ S. Alan Hill                           1.    /s/ S. Alan Hill
     ---------------------                            -----------------------

       5000 Rogers Avenue, Fort Smith, AR
     -------------------------------------
      Address


2.   /s/ Andie Plymale                           2.  /s/  Andie Plymale
     ---------------------                           ------------------------

       5000 Rogers Avenue, Fort Smith, AR
     -------------------------------------
      Address

3.      /s/ C. Stanley Bailey                  3. /s/ C. Stanley Bailey
        -----------------------------------       -----------------------------

         5000 Rogers Avenue, Fort Smith, AR
        -----------------------------------
         Address





21.(b)  EMPLOYER:
        Name and address of Employer if different than specified in Section 1 above.
        Superior Federal Bank, FSB
        -----------------------------------------------------------------------

        The Employer hereby adopts the Plan, appoints Capital Guardian Trust Company as Trustee and directs that contributions to the Plan shall be invested in accordance with the instructions provided by it. The Employer has read the Plan and Trust and Adoption Agreement, agrees to the terms and conditions set forth therein and has consulted with an attorney about the effect of establishing the Plan.

        This agreement and the corresponding provisions of the Plan and Trust Basic Plan Document #03 were adopted by the Employer the 18 day of March , 1998.


        Signed for the Employer by:         /S/ S. Alan Hill
                                            ----------------------------------


        Title:                               Superior Chief Financial Officer
                                            ----------------------------------


        Signature:                          /S/ S. Alan Hill
                                            ----------------------------------

        The Employer understands that its failure to properly complete the Adoption Agreement may result in disqualification of its Plan. Employer's Reliance: An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for Key Employees, as defined in section 419A(d)(3) of the Code, or an individual medical account, as defined in section 415(1)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service as evidence that this Plan is qualified under Section 401 of the Internal Revenue Code. If the employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

        This Adoption Agreement may be used only in conjunction with Basic Plan Document #03.




21.(c)  TRUSTEE APPOINTMENT AND ACCEPTANCE:

        The Employer hereby appoints Capital Guardian Trust Company to serve as Trustee, and such Trustee hereby confirms acceptance of the appointment and duties pursuant to the accompanying Plan and this Adoption Agreement.

        Capital Guardian Trust Company hereby accepts appointment as Trustee the 13th day of April, 1998.

        Signed for the Trustee by:         ___________________________________

        Title:                             ___________________________________

        Signature:                         ____________________________________


NOTE: In accordance with paragraph 13.7 of Basic Plan Document #03 an additional trustee may be appointed to govern Plan assets held outside the Fund. If so, the additional trustee shall be appointed in a separate trust agreement.